                                                                 EXHIBIT 10.20

                        SUBORDINATED LOAN AGREEMENT



     Subordinated Loan Agreement dated as of September 16, 1996 between First Albany Corporation, a New York corporation (the "Company"), and Sharon M. Duker (the "Lender").


                                WITNESSETH:


          1.   CERTAIN DEFINITIONS.   All terms not specifically defined in
     this Agreement shall be construed in accordance with the Act, the Rules and Regulations promulgated thereunder, and the Constitution, Rules and Regulations of the Exchange. As used in this Agreement:

          "Act" means the Securities Exchange Act of 1934, as amended from time to time.
          "Aggregate Debit Items" means aggregate debit items of the Company as defined in Exhibit A to Rule 15c3-3 as in effect as of the date any determination is made thereunder.

          "Aggregate Indebtedness" means aggregate indebtedness of the Company as defined in subparagraph (c) (1) of Rule 15c3-1 as in effect as of the date any determination is made thereunder.

          "CEA" means the Commodity Exchange Act.

          "CFTC" means the Commodities Futures Trading Commission.

          "Change of Control" has the meaning ascribed to it in Section 8 hereof.

          "Commission" means the Securities and Exchange Commission or any agency of the United States succeeding to its authority.

          "FOCUS Report" means Form X-17A-5 promulgated under Section 17 of the Act and Rule 17a-5.

          "Effective Date" means the date an executed copy of this Agreement is approved by the Exchange.

          "Event of Acceleration" means any event described in Section 7.B of this Agreement.

          "Event of Default" means any event described in Section 7.A of this Agreement.

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                                     I
          "Examining Authority" means the Exchange, provided, however, that, upon termination of the Company as a member firm of the Exchange, the term Examining Authority shall refer to such regulatory body having responsibility for inspecting or examining the Company for compliance with financial responsibility requirements under Section 13(c) of SIPA and Section 17(d) of the Act.

          "Exchange" means the New York Stock Exchange, Inc. and other exchanges.

          "Net Capital" means net capital of the Company as defined in subparagraph (c) (2) of Rule 15c3-1 as in effect as of the date any determination is made thereunder.

          "Note" means the Note as defined in Section 3.A of this Agreement in the amount of $5,000,000.00.

          "Rule" means the respective rule promulgated pursuant to the Act and any successor rule thereto.

          "SIPA" means the Securities Investor Protection Act of 1970, as amended from time to time.

              "Subordinated Agreement" means subordinated loan agreements and secured demand note agreements as defined in subparagraph (a) (2)
    of Appendix D to Rule    15c3-1.

          "Tangible Net Worth" means the excess of total assets over total liabilities, total assets and total liabilities each to be determined in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 2.C hereof, excluding, however, from the determination of total assets all assets which would be classified as intangible assets including, without limitation, goodwill (whether representing the excess of cost over equity or any premium paid in excess of assets acquired or otherwise) and any write-up of the book value of assets resulting from a revaluation thereof after the date of such financial statements all as determined under generally accepted accounting principles.

          2.   REPRESENTATIONS AND WARRANTIES.   The Company represents,
     covenants and warrants that as of the closing date hereunder:

               A. Corporate Existence and Power. The Company is a corporation duly formed and validly existing under the laws of the State of New York, and has the corporate power to make this Agreement and to borrow and perform the obligations


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     hereunder.  The Company is duly licensed or qualified in all states wherein the character of the property owned or the nature of the business transacted by it, in the opinion of management of the Company, makes licensing or qualification necessary and is in good standing, and will remain in good standing, as a member of the Exchange.

          B. Corporate Authority. The making and performance by the Company of this Agreement have been duly authorized by all necessary action on the part of the Company and will not violate any provision of federal, state or local law or its Articles of Incorporation or Certificate of Incorporation or result in a breach of, or constitute a default under, or require any consent under, any material indenture or loan or credit or other agreement to which the Company is a party or by which the Company or its property may be bound or affected.

          C. Financial Condition. The balance sheet of the Company as at September 30, 1995, the statements of profit and loss and surplus of the Company for the audit year ending on that date, the FOCUS Report of the Company dated September 30, 1995, heretofore furnished to the Lender are complete and correct and fairly present the financial condition of the Company as at the dates of said balance sheet, FOCUS Report and the results of the Company's operations for the audit year ended on the date of said balance sheet. Such financial statements were prepared in accordance with generally accepted principles and practices of accounting consistently applied. To the best of the Company's knowledge and belief, it has no contingent obligations, or unusual forward or long term commitments not disclosed by or reserved against in said balance sheet as of September 30, 1995, or in said FOCUS Report dated September 30, 1995, and, to the best of the Company's knowledge and belief, at the present time there are no unrealized or anticipated losses from any unfavorable commitments of the Company which have not been disclosed to the Lender.

          Since September 30, 1995, there has been no material adverse change in the financial condition of the Company from that set forth in said balance sheet as at September 30, 1995, or in said FOCUS Report dated September 30,1995.


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          D.   Titles; Liens.  Other than as described in Schedule I
     hereto, the Company has good and marketable title to all of the properties and assets reflected in the latest financial statement (except such as have been disposed of in the ordinary course of business for a fair consideration), free and clear of all mortgages, liens, encumbrances, except such minor irregularities in title which will not interfere with the occupation, use and enjoyment by the Company of such properties and assets in the normal course of business of the Company.

          E. Taxes. The Company has filed all tax returns required to be filed and has paid all taxes shown thereon to be due, including interest and penalties, if any, or has provided adequate reserves for the payment thereof. The Company is not a party to any material action or proceeding by any governmental authority for the assessment or collection of taxes nor has any material claim for assessment or collection of taxes been asserted against the Company.

          F. Licenses, etc. The Company possesses all licenses, permits and approvals necessary for the conduct of its business as now conducted and presently proposed to be conducted as, in the opinion of the management of the Company, is required by law or the rules of the Commission, the Exchange, the National Association of Securities Dealers, Inc. and each other association, corporation or governmental agency or body having appropriate authority (except such licenses, permits or approvals by authorities outside the United States the failure to possess which will not, individually or in the aggregate, result in a material liability on the part of the Company or materially impair the right or ability of the Company to carry on its business substantially as now conducted and proposed to be conducted).

          G. Governmental Consent. All consents, approvals or authorizations of, or filings, registrations or qualifications with, any governmental authority (including, without limitation, any State securities commission) required by any statute, rule of regulation now in effect on the part of the Company as a condition to the valid execution and delivery of this Agreement, the valid offer of the Note to the Lender, the valid payment of the Note in accordance with the terms thereof and of this Agreement have been duly obtained and performed.


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          H.   Stock Exchange Approvals.  The Company has obtained all
     consents, approvals or authorizations of the Exchange and of other securities exchanges of which the Company is a member that are required on the part of the Company in connection with the due execution, delivery and performance of this Agreement, the offer, issue and delivery of the Note and the consummation of the transactions contemplated by such instruments.

          I. Broker-Dealer Registration. The Company is registered as a broker-dealer under the Act and is also registered where necessary in the opinion of the management of the Company as a broker-dealer with the proper authorities of every State of the United States.

          J. NASD and Exchange Memberships. The Company is a member organization in good standing of the National Association of Securities Dealers, Inc.
     ("NASD"), and the following securities exchanges: the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the Boston Stock Exchange.

          K. SIPA Agreement. The Company is not in arrears with respect to any assessment made upon the Company by the Securities Investor Protection Corporation.

     3.   TERMS OF THE LOAN.

          A. The Note. The obligation of the Company to repay the aggregate unpaid principal amount of the loan made to it pursuant hereto shall be evidenced by a promissory note of the Company in substantially the form of Exhibit A hereto. The Note shall bear interest on the unpaid principal amount thereof, from the date thereof at a rate of 9.25%. The entire unpaid balance of principal together with accrued interest shall be due and payable July 31,2001.

          B. Permissive Prepayment on Note. On or after December 31, 1997, with the prior written permission of the Exchange, the Company, may, at its option, prepay to the Lender all or any portion of the aggregate principal amount of the Note prior to the final scheduled maturity date of the Note (a "Voluntary Prepayment").

          No prepayment of the Note shall be made, however, if, after giving effect thereto and to all other payments of principal of outstanding subordinated loan agreements of the

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Company, including the return of any secured demand note and the collateral therefor held by the Company, the maturity or accelerated maturity of which are scheduled to occur within 6 months after the date of such Voluntary Prepayment or other prepayment, without reference to any projected profit or loss of the Company:

          (i) in the event that the Company is not operating pursuant to the alternative net capital requirement provided for in paragraph
          (f) of the Rule (as defined in paragraph D(i) below), the aggregate indebtedness of the Company would exceed 1,000 percentum of its net capital as those terms are defined in the Rule or any successor rule as in effect at the time such Voluntary Prepayment is to be made (or such other percentum as may be made applicable at such time to the Company by the Exchange or the Commission), or

          (ii) in the event that the Company is operating pursuant to such alternative net capital requirement, the net capital of the Company would be less than 5 percentum (or such other percentum as may be applicable to the Company at the time of such Voluntary Prepayment by the Exchange or the Commission) of aggregate debit items computed in accordance with Exhibit A to Rule 15c3-3 under the Act or any. successor rule as in effect at such time, or

          (iii) in the event that the Company is registered as a future commission merchant under the CEA, the net capital of the Company (as defined in the CEA or the regulations thereunder less the market value of commodity options purchased by option customers on or subject to the rules of a contract market, provided, however, the deduction for each option customer shall be limited to the amount of customer funds in such option customer's account as in effect at the time of such Voluntary Prepayment) would be less than 7 percentum (or such other percentum as may be made applicable to the Company at the time of such Voluntary Prepayment by the CFTC) of the funds required to be segregated pursuant to the CEA and the regulations thereunder, or

          (iv) the Company's net capital, as defined in the Rule or any successor rule as in effect at the time of such Voluntary Prepayment, would be less than 120 percentum (or such other percentum as may be made applicable to the Company at the

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          time of such Voluntary Prepayment by the Exchange or the
          Commission) of the minimum dollar amount required by the Rule as in effect at such time (or such other dollar amount as may be made applicable to the Company at the time of such Voluntary Prepayment by the Exchange or the Commission), or

          (v) in the event that the Company is registered as a futures commission merchant under the CEA, its net capital, as defined in the CEA or the regulations thereunder as in effect at the time of such Voluntary Prepayment would be less than 120 percentum (or such other percentum as may be made applicable to the Company at the time of such Voluntary Prepayment by' the CFTC) of the minimum dollar amount required by the CEA or the regulations thereunder as in effect at such time (or such other dollar amount as may be made applicable to the Company at the time of such Voluntary Prepayment by the CFTC), or

          (vi) in the event that the Company is subject to the provisions of paragraph (a)(6)(v) or (a)(7)(iv) or (c) (2) (x) (b) (1) of the Rule, the net capital of the Company would be less than the amount required to satisfy the 100% test (or such other percentum test as may be made applicable to the Company at the time of such Voluntary Prepayment by the Exchange or the Commission) stated in such applicable paragraph.
          If any Voluntary Prepayment or other prepayment of aggregate principal under the Note is made to the lender prior to a scheduled maturity date, and if the Company's Net Capital is less than the amount required to permit such prepayment pursuant to this section 3.B, the Lender irrevocably agrees to repay the Company the sum so paid to be held by the Company pursuant to the provisions of this Agreement as if such prepayment had never been made; provided, however, that any suit for the recovery of any such prepayment must be commenced within two years of the date of such prepayment.

          C. Payment. All payments of fees under this Agreement or of principal and interest on the Note shall be made in lawful money of the United States of America and in immediately available funds. Interest on the Note and any other charges to be made hereunder shall be calculated on the basis of actual days elapsed and a year of 360 days. If any principal of or interest on the Note or other amount payable by the Company hereunder falls

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     due on a Saturday, Sunday or a legal holiday in the State of New York, then such due date shall be extended to the next succeeding full Business Day, and in the case of such an extension as to principal, interest shall be payable in respect of such extension.

          D. Suspended Repayment. The Company's obligation to pay all or a portion of the principal amount of the loan hereunder on a scheduled maturity date or any accelerated maturity date ("Amount Due") shall be suspended, and the obligation shall not mature for any period of time during which after giving effect to such payment, together with the payment of any other obligation of the Company under other subordinated loan agreements payable during such period and the return of any secured demand note and the collateral therefor held by the Company and returnable during such period,

               (i) in the event that the Company is not operating pursuant to the alternative net capital requirement provided for in paragraph (0 of Rule 15c3-1 (the "Rule") under the Securities Exchange Act of 1934, as amended, the aggregate indebtedness of the Company would exceed 1200 percentum of its net capital as those terms are defined in the Rule or any successor rule as in effect at the time payment is to be made (or such other percenturn as may be made applicable to the Company at the time of such payment by the Exchange or the Commission), or

               (ii) in the event that the Company is operating pursuant to such alternative net capital requirement, the net capital of the Company would be less than 5 percentum (or such other percentum as may be made applicable to the Company at the time of such payment by the Exchange or the Commission) of aggregated debit items computed in accordance with Exhibit A to Rule 15c3-3 under the Act or any successor rule as in effect at such time, or

               (iii) in the event that the Company is registered as a futures commission merchant under the CEA, the net capital of the Company (as defined in the CEA or the regulations thereunder as in effect at the time of such payment) would be less than 6 percentum (or such other percentum as may be made applicable to the Company at the time of such payment by the CFTC) of the funds required to be segregated pursuant to the CEA and the regulations thereunder, or



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               (iv) the Company's net capital, as defined in the Rule or
          any successor rule as in effect at the time of such payment, would be less than 120 percentum (or such other percentum as may be made applicable to the Company at the time of such payment by the Exchange or the Commission) of the minimum dollar amount required by the Rule as in effect at such time (or such other dollar amount as may be made applicable to the Company at the time of such Voluntary Prepayment by the Exchange or the Commission), or

               (v) in the event that the Company is registered as a futures commission merchant under the CEA, and if its net capital, as defined in the CEA or the regulations thereunder as in effect at the time of such payment, would be less than 120 percentum (or such other percentum as may be made applicable to the Company at the time of such payment by the CFTC) of the minimum dollar amount required by the CEA or the regulations thereunder as in effect at such time (or such other dollar amount as may be made applicable to the Company at the time of such payment by the CFTC), or

               (vi) in the event that the Company is subject to the provisions of paragraph (a) (6) (v) or (a) (7) (iv) or (c) (2)
          (x) ~) (1) of the Rule, the net capital of the Company would be less than the amount required to satisfy the 1000% test (or such other percentum test as may be made applicable to the Company at the time of such payment by the Exchange or the Commission) stated in such applicable paragraph (the net capital necessary to enable the Company to avoid such suspension of its obligation to pay the principal amount hereof being hereafter referred to as the "Applicable Minimum Capital").

            During any such suspension, the Company shall, as promptly as is consistent with the protection of its customers, reduce its business to a condition whereby the Amount Due, with accrued interest thereon, together with any other obligation of the Company under subordinated loan agreements payable at or prior to the payment of the Amount Due can be repaid and any secured demand note and the collateral therefore held by the Company and returnable at or prior to the payment of the Amount Due can be returned, all without Net Capital being below the Applicable Minimum Capital, at which time the obligation to pay

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     the Amount Due shall mature and the Company shall repay the Amount
     Due, plus accrued interest, not later than upon 5 days' prior written notice to the Exchange. Upon any such suspension, the Company and the Lender recognize and agree that the Company may be summarily suspended by the Exchange.

          The Company agrees that, if its obligations to pay the Amount Due is ever suspended for a period of six months, it will promptly take whatever steps are necessary to effect a rapid and orderly complete liquidation of its business. The date on which such liquidation commences shall be deemed, for purposes of the Lender's claims hereunder, to constitute the maturity date for each Subordination Agreement of the Company then outstanding but the right of the respective lenders to receive payment under this and such other Subordination Agreements shall remain subordinated, and have priority rank, in accordance with the terms hereof and thereof, respectively.

          If payment of aggregate principal under the Note is made to the Lender on a scheduled maturity date and, immediately after any such payment, Net Capital is less than the Applicable Minimum Capital, the Lender irrevocably agrees to repay to the Company the sum so paid, to be held by the Company pursuant to the provisions of this Agreement as if such payment had never been made; provided, however, that any suit for the recovery of any such payment must be commenced within two years of the date of such payment.

          E. Subordination of this Agreement. The Lender. irrevocably agrees that the obligations of the Company with respect to the payment of principal and interest on the Note are and shall be subordinate in right of payment and subject to the prior payment or provision for payment in full of (i) all claims of all other present and future creditors of the Company whose claims are not similarly subordinated (claims under the Note shall rank pari passu with claims similarly subordinate) or are not junior in right of payment to claims under such Note and (ii) claims which are now or hereafter expressly stated in the instruments creating such claims to be senior in right of payment to the claims of the class of claims under the Note, arising out of any matter occurring prior to the maturity date of the Note. In the event of appointment of a receiver or trustee of the Company or in the event of its insolvency or liquidation pursuant to SPA or otherwise, its bankruptcy, assignment for the benefit of creditors, reorganization whether or not pursuant to bankruptcy laws, or any other

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     marshalling of the assets and liabilities of the Company, the holder of the Note shall not be entitled to participate or share, ratably or otherwise, in the distribution of the assets of the Company until all claims of all other present and future creditors of the Company, whose claims are senior to the Note, have been fully satisfied, or provision has been made therefor.

     4. CONDITIONS OF LENDING. The obligation of the Lender to make the loan hereunder is subject to the following conditions precedent:

          A. Proof of Corporate Action. The Lender shall have received certified copies of all corporate action taken by the Company to authorize the execution and delivery of this Agreement and the Note, and such other papers as the Lender or its counsel shall reasonably require.

          B. Delivery of the Note. As of the date of the initial borrowing the Lender shall have received from the Company a duly executed Note.

     5.   AFFIRMATIVE COVENANTS. The Company agrees that until payment in
full      of the Note, unless the Lender shall otherwise consent in writing it will:

          A.   Financial Statements, Reports, etc. Furnish the Lender:

               (i) within ninety (90) days after the end of each audit year of the Company a balance sheet and statements of income, together with supporting schedules, and the FOCUS Report of the Company as at the end of such audit year, all audited and unqualifiedly certified by independent certified public accountants of recognized standing selected by the Company and acceptable to the Lender showing the financial condition of the Company at the close of such year and the results of operations of the Company during such year, along with the Company's computation of Net Capital and the Company's computation of the ratio of Net Capital to Aggregate Debit Items, which computations are to be as of the last day of the audit year;

               (ii) within thirty (30) days after the end of each of the first three audit quarters in each audit year, the FOCUS Report of the Company, certified by a duly authorized officer of the Company, along with the Company's computation of Net Capital and the Company's computation of the ratio of Net Capital to aggregate Debit Items, which computations are to be as of the last day of the audit quarter;

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               (iii)   promptly as it may occur any amendment to its
          Articles of Incorporation or Certificate of Incorporation;

               (iv) promptly, from time to time, such other information regarding the operations, business, affairs and financial condition of the Company as the Lender may reasonably request.

          B. Taxes. Pay and discharge all taxes, assessments and governmental charges or levies imposed on the Company or its income or profits or any of its property prior to the date on which penalties attached hereto, except any such tax, assessment, charge or levy the payment of which may be or is being contested in good faith and by proper proceedings and for which the Company is maintaining adequate reserves.

          C. Maintenance of Existence: Conduct of Business. Maintain its existence as a Corporation and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business, and will conduct its business in an orderly, efficient and regular manner.

          D. Notices. Furnish the Lender, promptly after knowledge thereof shall have come to the attention of any executive officer of the Company, written notice of (i) any threatened or pending litigation or governmental or administrative proceeding against the Company which would materially and adversely affect the business and property of the Company, (ii) the occurrence of any Event of Default hereunder or any event which with notice or the passage of time or both would constitute such an Event of Default and (iii) the occurrence of any default under any other material agreement to which the Company is a party or any event which with notice or the passage of time or both would constitute such a default; and in the case of
     (i) , (ii) and (iii) except to the extent such occurrence would hot have a material adverse effect on the financial condition of the Company.

     6.   NEGATIVE COVENANTS. The Company agrees that until payment in full
of   the Note, unless the Lender shall otherwise agree in writing, it will not:

     A. Limitation of Liens. Create or suffer to exist any security interest, mortgage, pledge, lien, charge, encumbrance, assignment or transfer upon or of any of its property or assets now owned and hereafter acquired, excluding, however, from the operation of this covenant:

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               (i)  liens that exist on the date hereof;

               (ii) securities and commodities now owned or hereafter acquired by the Company in the ordinary course of its business as a broker and dealer in securities;

               (iii) deposits or pledges to secure payment of worker's compensation, unemployment insurance, old age pensions or other social security;

               (iv) deposits or pledges to secure performance of bids, tenders, contracts (other than contracts for the payment of money), or leases, public or statutory obligations, surety or appeal bonds, or other deposits or pledges for purposes of like general nature in the ordinary course of business;

               (v) liens for property taxes not delinquent and liens for taxes or other governmental charges which in good faith are being contested or litigated;
          (vi) mechanics', carriers', workmen's, repairmen's or other like liens arising in the ordinary course of business securing obligations which are not overdue for a period of sixty (60) days, or which are in good faith being contested or litigated;

               (vii) liens in favor of the Company or any wholly-owned subsidiary of the Company;

               (viii)    purchase money liens on property or equipment; and

               (ix) liens for the sole purpose of extending, renewing or replacing in whole or in part any of the foregoing.

          B. Total Liabilities Permit, at any time, the ratio of aggregate indebtedness to Tangible Net Worth to exceed 20.0 to 1.0.

          C. Sell. Lease. etc. Sell, lease, transfer or otherwise dispose of all or substantially all of its assets.

          D.   Dissolution, etc. Dissolve or liquidate.

          E.   Net Capital Provision. Permit, at any time:

          (i)  Net Capital to be less than $7,500,000.00, which shall
     include   funds     advanced pursuant to this Agreement; or

          (ii) Net Capital to be less than 3.5 times the amount of two percent (2%) of total debits as determined per Exhibit A of Rule 15c3-3, and

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               (iii)     Net Capital in excess of five percent (5%) of
          total debits as determined per Exhibit A of Rule 15c3-3 to be less than 50% of the amount of Net Capital attributable to the Note.


          F. Total Capitalization. Permit, at any time, total capital as shown in the audited financial statements of the Company (excluding therefrom, however, all indebtedness of the Company to the Lender hereunder), to be less than $9,500,000.

          7.   A.   Events of Default. Upon the occurrence of any one of
          the events described below in subparagraphs (i) through (v) the Lender by written notice to the Company, with a copy to the Exchange, may declare the unpaid principal amount of and all accrued interest on the Note to be immediately due and payable whereupon the same shall become due and payable without presentment, demand, protest or further notice of any kind. The Lender may rescind and annul any such declaration of acceleration upon written notice to the Company and to the Exchange, but no such rescission or annulment shall impair the Lender's right to declare subsequent accelerations. If on the date such Event of Default occurs, liquidation of the Company has not already commenced, all unpaid principal and accrued interest with respect to all other subordination agreements of the Company then outstanding shall be due and payable, but the rights of the respective lenders thereunder shall remain subordinate as provided in Section 3 of the Cash Subordination Agreement.

                    (i) The making of an application by the Securities
               Investor Protection Corporation for a decree adjudicating that customers of the Company are in need of protection under SPA and the failure of the Company to obtain the dismissal of such application within 30 days; or

                         (ii) (a) If the Company is not operating pursuant
               to the alternative net capital requirements provided for in Paragraph (f) of Rule 15c3-1, Aggregate Indebtedness being in excess of 1500 percentum of Net Capital, or (1') if the Company is operating pursuant to such alternative net capital requirements, Net Capital being less than that percentum of Aggregate Debit Items which is required to be maintained by the Company by said Paragraph (f) as from time


          to time in effect or, if the Company is registered as a futures commission merchant, 4% of the funds required to be segregated under the Commodities Exchange Act and the regulations promulgated thereunder, if greater, in either case throughout a period of 15 consecutive Business Days commencing on the day the Company first determines and notifies the Exchange or the Company first received notice from the Commission of such fact; or

               (iii) Revocation by the Commission of the broker-dealer registration of the Company; or

               (iv) Suspension or revocation for at least ten (10) days by the Exchange of the Company's status as a member organization of the Exchange; or

               (v) Any receivership, insolvency, liquidation pursuant to SPA or otherwise, bankruptcy, assignment for benefit of creditors, reorganization, whether or not pursuant to bankruptcy laws, or any other marshaling of the assets and liabilities of the Company.

          B. Events of Acceleration. Upon the occurrence of any one of the events described below in subparagraphs (i) through (v) and after six months from the Effective Date, the Lender by written notice to the Company, with a copy to the Exchange, may acceleration the date on which the unpaid principal amount and all accrued interest on the Note is scheduled to mature, to the last business day of a calendar month which is not less than six months after notice of acceleration is received by the Company and the Exchange.

               (i) Failure to make payment of (a) interest on the Note when due, or (b) principal of the Note when due, on a scheduled maturity date, and any such failure continuing for more than ten
          (10) business days after the giving of written notice to the Company of such failure; or

               (ii) Any material representation or warranty of the Company set forth in Section 2 of this Agreement is determined to have been inaccurate in a material respect at the time made; or


                    (iii) Default in the performance of any covenant set forth in Section 5 of this Agreement, and such default continuing for more than ten (10) business days after written notice thereof; or

                    (iv) Default in the compliance with any covenant set
               forth in Section 6 of this Agreement, and such default continuing for more than ten (10) business days after written notice thereof; or

                    (v) Action against the Company is taken by any governmental regulatory authority which specifically affects the Company and which, in the reasonable opinion of the Lender, will materially and adverse affect the Company's ability to pay the principal of, and interest on, the Note.

     8.   CHANGE OF CONTROL.

               A. Upon the occurrence of a Change of Control (as defined below), the Lender shall have the right to require the Company to repurchase the Note, in whole but not in part, pursuant to the offer described in paragraph ~) below (the "Change of Control Offer") at a purchase price (the "Repurchase Price") in cash equal to the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the Change of Control Payment Date (as defined below).

               B. Within 30 calendar days subsequent to the date of any Change of Control but no earlier than six months following the Effective Date, the Company shall mail a notice to the Lender stating: (i) that a Change of Control has occurred and that a Change of Control Offer is being made pursuant to this Section 8; and (ii) the Repurchase Price and the date by which the Note shall be tendered for repurchase, which date shall be a date occurring no earlier than six (6) months and no later than seven
          (7) months subsequent to the date on which such notice is mailed (the "Change of Control Payment Date");

               C. On the Change of Control Payment Date the Lender shall surrender the Note to the Company, the Company shall pay to the Lender the Repurchase Price and the Note shall be canceled. If the Note is not so tendered, then, the Note shall continue to accrue interest and the principal will be due at maturity in the same manner as if such Change of Control had not occurred.


               D. A "Change of Control" means an event or series of events by which (i) any "person" or "group" becomes the "beneficial owner" (each as defined under Section 13d of the Act), directly or indirectly, of 50% or more of the total voting power of all classes of voting stock of the Company or First Albany Companies Inc. ("FACI") or (ii) the Company or FACI consolidates with or merges into any other entity, other than a wholly-owned subsidiary of the Company or FACI, or any other entity merges into the Company or FACI or conveys, transfers or leases all or substantially all of its assets to any entity or group of entities as a result of which the existing shareholders of the Company or FACI immediately prior thereto hold less than 50% of the combined voting power of the voting stock of the surviving entity.

     9.   MISCELLANEOUS.

               A. No Waiver; Remedies Cumulative. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

               B. Survival of Representations. All representations and warranties made herein shall survive the making of the loan hereunder and delivery of the Note.

               C. Construction. This Agreement and the Note shall be deemed to have been made under the laws of the State of New York, without regard to its principals of conflicts of law, and shall be construed in accordance with the laws of said state.

               D. Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the Company, the Lender and their respective successors and assigns.

               E. Notices. Notices shall be given to the Lender and the Company by personal delivery or by registered or certified mail, return receipt requested, addressed as follows:

          If to the Company, to:

               Chief Financial Officer
               First Albany Corporation
               30 South Pearl Street
               Albany, New York 12207

          If to the Lender, to:

                    Sharon M. Duker
                    c/o William F. Duker
                    Duker & Barrett
                    100 State Street
                    Albany, New York 12207


          If to the New York Stock Exchange, to:

                    Finance Coordinator
                    New York Stock Exchange
                    20 Broad Street
               New York, New York 10005


          F.   Accredited  Investor/Limitations  on  Transfer     The
     Lender acknowledges and represents that (i) it is an accredited investor, as that term is defined in Rule 501 promulgated under the Securities Act of 1933, as amended (the "Act") by virtue of Lender having a net worth, either individually or with Lender's spouse, of at least $1,000,000, (ii) it is acquiring the Note for investment purposes only and not with a view to, or for sale in connection with, any distribution of the Note, or with any present intention of selling the Note, or any part thereof, and (iii) it will not transfer the Note, or any part thereof, unless such transfer complies with the registration requirements of the Act or an exemption from such registration requirements is applicable to such transfer.

          G. Disclaimer. The Lender, by accepting the Note, irrevocably agrees that its making of the loans evidenced by the Note is not being made in reliance upon the standing of the Company as a member organization of the Exchange or upon the Exchange's surveillance of the Company's financial position or its compliance with the constitution, rules and practices of the Exchange. The Lender has made such investigation of the Company and its Officers and employees as the Lender deems necessary and appropriate under the circumstances. The Lender is not relying upon the Exchange to provide any information concerning or relating to the Company and agrees that the Exchange has no responsibility to disclose to the Lender any


     information concerning or relating to the Company which it may now or in the future have. The Lender agrees that neither the Exchange, its special trust fund, nor any director, officer, trustee or employee of the Exchange, shall be liable to the Lender with respect to this Agreement or the Note or the repayment thereof of any interest thereon.

          H. Assignment. The Note may not be transferred, sold, assigned, pledged or otherwise encumbered or otherwise disposed of, and no lien, charge or other encumbrance may be created or permitted to be created hereon without the prior written consent of the Exchange and the Company, except that the Company shall not without its consent to such transfer to a member of Lender's immediate family. Any transfer not permitted by the foregoing shall be void.

          I. Exchange Approval. This Agreement shall not be modified or amended without the prior written approval of the Exchange.

          J. Entire Agreement. This Agreement and the Note embody the entire agreement as to the subject matter hereof between the Company and the Lender and no other evidence of such agreement has been or will be executed without the prior written consent of the Exchange.

          K. Cancellation. Neither this Agreement nor the Note shall be subject to cancellation by either party except as may be permitted hereunder.

          L. Notice to CFTC. So long as the Company is a futures commission merchant as that term is defined in the Commodity Exchange Act, the Company agrees, consistent with the requirements of Section 1.17Q) of the regulations of the CFTC, that:

               (i) whenever prior written notice by the Company to the Exchange is required pursuant to the provisions of this Agreement, the same prior written notice shall be given by the Company to (a) the CFTC at its principal office in Washington, D.C., Attention: Chief Accountant of Division of Trading and Markets, and/or (1,) the commodity exchange of which the Company is a member and which is then designated by the CFTC as the Company's designated self-regulatory organization (the ("DSRO"), and


               (ii) whenever prior written consent, permission or approval of the Exchange is required pursuant to the provisions of this Agreement, the Company shall also obtain the prior written consent, permission or approval of the CFTC and/or of the DSRO, and

               (iii) whenever the Company receives written notice of acceleration of maturity pursuant to the provisions of this Agreement, the Company shall promptly give written notice thereof to the CFTC at the address above stated and/or the DSRO.

          M. Status of Proceeds The proceeds of the loan evidenced hereby shall be dealt with in all respects as capital of the Company, shall be subject to the risks of its business, and may be deposited in an account or accounts in the Company's name in any bank or trust company.



     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day of the year first written above.
     FIRST ALBANY CORPORATION      LENDER:



          By:_________________________       __________________________
          Name:                              Sharon M. Duker

     Title:

                                   NOTE
$5,000,000.00                                Albany, New York
                                             September 16, 1996


FOR VALUE RECEIVED, the undersigned FIRST ALBANY CORPORATION, a New York corporation with offices at 30 South Pearl Street, Albany, New York 12207, promises to pay to the order of Sharon M. Duker, (herein called the "Lender"), at the office of the Lender in Albany, New York or at such other place in New York as may be designated from time to time by the Lender, the sum of Five Million ($5,000,000.00) Dollars and to pay interest on the disbursed, unpaid principal, from the date hereof, at the rate of nine and one-quarter (9.25%) percent per annum.

The undersigned promises to pay the principal and interest as follows:

     (a) Accrued interest to be paid on the 31st day of September, 1996, and on the last day of each succeeding month thereafter during the term hereof.

     (b) The entire unpaid balance of principal together with accrued interest to be paid to the Lender on the 31st day of July, 2001.

All amounts paid pursuant to this paragraph shall be applied first to the payment of accrued interest to the date of payment and then to the reduction of principal.

The undersigned agrees to pay accrued interest and/or principal when due.

This Note is subject to the terms, covenants and conditions set forth in a Subordinated Loan Agreement by and between the undersigned and the Lender, dated the date hereof (the "Loan Agreement"), and all such terms, covenants and conditions of such Loan Agreement are all hereby incorporated in this Note, with the same force and effect as though said terms, covenants and conditions were fully set forth herein. The prepayment of any portion of the principal or interest due under this Note shall be allowed in accordance with the terms of the Loan Agreement.

DEFAULT. Upon the occurrence of certain Events of Default, specified in the loan Agreement, the principal of and interest on this Note may be declared due and payable either immediately or as set forth therein. The payment of principal of the Note may be suspended upon the occurrence of certain events specified in the Loan Agreement, and such suspension will not constitute a default hereunder.

The undersigned agrees to pay all costs and expenses incurred by the holder hereof in enforcing this Note, including, without limitation, reasonable attorneys' fees and legal expenses.

                                   FIRST ALBANY CORPORATION
(CORPORATE SEAL)
                                   By:_________________________
ATTEST:                                 Alan P. Goldberg
                                        President
_______________________